UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2002

BROWN SHOE COMPANY, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000 (Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits

(c)	Exhibit

	99.1	Certifications by Chief Executive Officer and Chief Financial Officer of the Registrant pursuant to SEC Order 4-460.

Item 9. Regulation FD Disclosure

The Registrant is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 of this report (Exhibit 99.1 consists of copies of the certifications required by Securities and Exchange Commission Order 4-460, which were filed on September 10, 2002.).

The information in this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: September 10, 2002	/s/ Michael I. Oberlander
Michael I. Oberlander Vice President, General Counsel and Corporate Secretary